John Hancock Life Insurance Company of New York
P.O. Box 9506, Portsmouth, NH 03802-9506
Overnight mail: 164 Corporate Drive, Portsmouth, NH 03801-6815
800-551-2078 www.jhannuitiesnewyork.com
Home Office: Valhalla, NY
John Hancock Life Insurance Company of New York
Variable Annuity Application

1	Product	Purchase Payment

Application solicited in the state of

Client Brokerage Account Number

2	Owner ☐ Male ☐ Female ☐ Trust/Entity		Co-owner ☐ Male ☐ Female

	Owner (First, Middle, Last Name or Name of Trust/Entity)		Co-owner (First, Middle, and Last Name)

	Mailing Address		Mailing Address

	Residential Address (Required if different from mailing or address is PO Box)		Residential Address (Required if different from mailing or address is PO Box)

	City, State, Zip		City, State, Zip

	Date of Birth (mm/dd/yy)	Social Security/Tax Identification Number	Date of Birth (mm/dd/yy)	Social Security/Tax Identification Number

	E-mail Address		E-mail Address

3	Annuitant ☐ Male ☐ Female		Co-annuitant ☐ Male ☐ Female

	Annuitant (First, Middle, and Last Name)		Co-annuitant (First, Middle, and Last Name)

	Mailing Address		Mailing Address

	Residential Address (Required if different from mailing or address is PO Box)		Residential Address (Required if different from mailing or address is PO Box)

	City, State, Zip		City, State, Zip

	Date of Birth (mm/dd/yy)	Social Security/Tax Identification Number	Date of Birth (mm/dd/yy)	Social Security/Tax Identification Number

	E-mail Address		E-mail Address
ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE
AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

STP.APP-eD.11-NY	0811: EAPPNY

4	eDelivery

Sign up for eDelivery and John Hancock will waive your $50 annual contract fee.*

Sign up for eDelivery to receive your statements, transaction confirmations, and other documents electronically.

Start the process now by checking the “yes” box below and providing your email address

☐ Yes ☐ No Electronic Delivery Consent

E-mail
* Fee waiver eligibility applies to contracts that remain enrolled in eDelivery options prior to their maturity date.
I consent to electronic delivery by the Company, when available, of:
•	Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds).

•	Account documents (quarterly statements and confirmations).

•	Related correspondence (privacy notice and other notices to customers). I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address above to use this service. I understand that:

•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I may request paper copies of annual statements and prospectuses at any time for no charge. However, I understand that the $50 annual contract fee will be reinstated if I turn off eDelivery of transaction confirmations.

•	The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.

Please call 800-551-2078 if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address.

5	Beneficiary/ies

If there are co-owners, the surviving owner is the primary beneficiary. If you wish to restrict the death payment options for your beneficiary(ies), please complete the separate Restricted Beneficiary Form. Contingent beneficiary(ies) receive proceeds only if primary beneficiary(ies) pre-decease owner.

		% of	Date
Role	Beneficiary’s Name	Proceeds	of Birth	Gender	Social Security No.	Relationship to Owner

STP.APP-eD.11-NY	0811: EAPPNY

6	Contract Type	☐ Nonqualified	☐ Qualified	Contribution for Tax Year

Source Funds

		Ownership Type		Plan Type

Direct Payment	Check $	Transfer/Estimated Amount $
	Payable to John Hancock Life	☐ Qualified Direct Transfer/Rollover
	Insurance Company of New York	☐ Nonqualified 1035 Exchange
	Wire $	☐ Mutual Fund/CD/Other Redemption
7	Death Benefit

Available at the time of application and cannot be canceled once elected. Age restrictions apply.

☐
8	Optional Withdrawal Benefit

Available at the time of application and cannot be canceled once elected. Age restrictions may apply. Investment restrictions apply.

The Withdrawal Benefit may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy U.S. Treasury minimum distributions rules might result in a proportional reduction in the rider’s benefit base or the inability to exercise the benefit altogether if such partial withdrawals are not qualifying Life Expectancy Distributions, as defined in the rider. If you plan to exercise the Withdrawal Benefit before or after your required minimum distribution beginning date under the contract, consider whether the Withdrawal Benefit is appropriate for your circumstances. You should consult your tax advisor.

The Withdrawal Benefit may be increased by additional payments you make (as limited by the rider) and decreased by partial withdrawals that are not taken according to the terms of the rider.

Payments you make may be allocated only to the investment options we make available with the Withdrawal Benefit rider. By electing the rider, you are giving us authority to make automatic transfers of your contract value according to the terms of the rider.

☐
9	Remarks

STP.APP-eD.11-NY	0811: EAPPNY

10	Automatic Rebalancing

If marked, the Contract Value, will be automatically rebalanced as indicated by the variable investment allocations elected in the Initial Investment allocations section of the application, unless subsequently changed. Initial Payment must be allocated to at least 2 variable investment options in order to participate in the Automatic Rebalancing.

If the contract holder elects to participate in Automatic Rebalancing, the total value of the variable portfolios must be included in the program. Therefore, fund exchanges and subsequent payments received and applied to portfolios in percentages different from the current rebalancing allocation will be rebalanced at the next date of rebalancing. Note: If a Withdrawal Benefit Rider is elected, the Contract Value may be reallocated to percentages that differ from the Automatic Rebalancing percentages.

Automatic Rebalancing will occur on the 25th of the month (or next business day); please indicate frequency. If no frequency is indicated, then Automatic Rebalancing will occur quarterly.

☐ Quarterly ☐ Semiannually (June & December) ☐ Annually (December)
11	Initial Investment Allocations

Fund Manager	Fund Name	% to Allocate

%

%

%

%

%

%

%

%

%

%

%

%

%

%

%

%

%

%

12	Optional Dollar Cost Averaging Instructions

Destination Fund(s) and % to allocate (Additional Destination funds will appear in Remarks section on page 2.)
Start Date		%

(day of month)

%

Source Funds
%

If Regular DCA elected, indicate amount to be transferred each month $		%

Length of Transfer Period month(s)		%

%

STP.APP-eD.11-NY	0811: EAPPNY

13	Additional State Disclosures

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Pursuant to Section 3 of the Federal Defense of Marriage Act (“DOMA”), same-sex marriages, domestic partnerships, and civil unions currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code Sections 72(s) and 401(a)(9) are currently not available to a same-sex spouse, domestic partner or civil union partner. Same-sex spouses, domestic partners, or civil union partners who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses, domestic partners, and civil union partners recognized by the Issue State remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

NOTICE: State insurance laws may prohibit the owner of an annuity from entering into any agreement to sell, transfer or assign an annuity contract prior to the date the contract was issued, or within a period of time specified by state law after the date the contract was issued. You should consult with legal advisors if you have any questions about these matters.

14	Acknowledgments/Signatures

Statement of Applicant: I/We agree that the contract I/we have applied for shall not take effect until the later of: (1) the issuance of the contract or (2) receipt by the company at its Annuity Service Office of the first payment required under the contract. The information herein is true and complete to the best of my/our knowledge and belief and is correctly recorded.

(a)	☐	Yes	☑	No	Is the annuitant or owner an active member of the U.S. Armed Forces?

If you answered “Yes,” please complete and attach a “Military Personnel Financial Services Disclosure” form (available on www.jhannuitiesnewyork.com). This product is not specifically designed for or marketed to active duty military personnel. Applications not complying with our military sales procedures will not be accepted.

(b)	☐	Yes	☐	No	Does the annuitant or owner have existing individual life insurance policies or annuity contracts?

(c)	☐	Yes	☐	No	Will this contract replace or change any existing life insurance or annuity in this or any other company?

If you answered “Yes” to either questions b or c, Stage One of the Reg 60 should already be completed. Also, a Definition of Replacement Form is required.

Issuing company: ☐ Annuity ☐ Life Insurance

Name of Issuing Company	Contract Number
•	I/We acknowledge receipt of the current prospectus under one of the following formats:
A.	On compact disc (the “CD Prospectus”). I/We acknowledge that:
(i)	I/we have access to a personal computer or similar device;

(ii)	I/we have the ability to read the CD Prospectus using that technology; and

(iii)	I/we understand that there may be costs associated with using and maintaining that technology and I/we am/are willing to incur any such costs.
I/We understand that a copy of the CD Prospectus may be retained indefinitely by printing it or saving a copy to a computer or similar device. I/we understand that this acknowledgement relates to my/our receipt of the CD Prospectus and that a printed paper copy of the Prospectus for this variable annuity will be sent to me/us with my/our Contract. I/we understand that Prospectus supplements, other amended/updated Prospectuses and other documents related to this variable annuity will be sent to me/us in printed paper format in the future, including the Prospectus that will be delivered with my/our Contract, unless I/we otherwise elect to receive such documents in electronic format. I/We understand that we also may request a current Prospectus for this variable annuity in printed paper format at any time, without charge, by calling 800-551-2078.

B.	In printed paper format.

STP.APP-eD.11-NY	0811: EAPPNY

14	Acknowledgments/Signatures (continued)
•	I/We confirm a review of my/our investment objectives, tax, liquidity, and financial statuses was offered to me/us.

•	I/We have read the applicable fraud statement contained in the State Disclosures Section.

•	To the best of my knowledge and belief, the statements in this application are true and complete.

•	I/We am/are either a citizen or resident alien of the United States of America.

•	I/We understand that unless I/we elect otherwise, the Maturity Date will be the later of the first of the month following the Annuitant’s 90th birthday, or 10 years from the Contract Date (IRAs and certain qualified retirement plans may require distributions to begin by age 70 1/2). Alternate Maturity Date .

•	I/We understand that annuity payments and other values provided by the contract applied for, when based on the investment experience of the variable investment options are variable and are not guaranteed as to fixed dollar amount.
15	Financial Advisor Information
A.	Certification: I have truly and accurately recorded the information provided by the applicant and I have determined that the annuity contract applied for is a suitable investment for the applicant.
☐ YES ☐ NO Does the annuitant or owner have existing individual life insurance policies or annuity contracts?

☐ YES ☐ NO Will this contract replace or change any existing life insurance or annuity in this or any other company?
B.	Option ☐ Option A ☐ Option B1 ☐ Option B2 ☐ Option C (commission options may not be available with all products)
C.	Important Information

REMINDER: Please complete the required Annuity Suitability training, if mandated by the state of contract issuance. Visit www.jhannuities.com for more information.

D.	Financial Advisor Information

X

Signature of Primary Financial Advisor	Printed Name of Primary Financial Advisor		Percentage %

Broker/Dealer Firm		State License ID

Financial Advisor’s E-Mail Address	Broker/Dealer Rep Number	Financial Advisor’s Telephone Number

Name of Financial Advisor #2			Percentage %

Name of Financial Advisor #3			Percentage %

Name of Financial Advisor #4			Percentage %

Name of Financial Advisor #5			Percentage %

STP.APP-eD.11-NY	0811: EAPPNY